Exhibit 24.1

DIRECTOR AND/OR OFFICER OF
NII HOLDINGS, INC.

REGISTRATION STATEMENT

POWER OF ATTORNEY

     By signing below, I hereby constitute and appoint Steven M. Shindler, Byron R. Siliezar, Robert J. Gilker, Mercedes M. Barreras, Ricardo Guraieb, Teresa Gendron and Daniel Freiman, and each of them, as my true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as director and/or officer of NII Holdings, Inc., a Delaware corporation (the “Company”), which said attorney and agent may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1934, as amended (the “Exchange Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with an Annual Report on Form 10-K (or any other appropriate form) including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company (individually or on behalf of the Company) such Annual Report, and any and all amendments or supplements thereto, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and I hereby ratify and confirm all that said attorney and agents, or any of them and any substitute or substitutes, may do or cause to be done by virtue hereof.

EXECUTED as of the 29th day of March, 2002.

/s/ STEVEN M. SHINDLER	/s/ STEVEN P. DUSSEK
Steven M. Shindler Chief Executive Officer, Director, and Acting Chairman of the Board of Directors	Steven P. Dussek Director

/s/ BYRON R. SILIEZAR	/s/ C. JAMES JUDSON
Byron R. Siliezar Vice President and Chief Financial and Accounting Officer	C. James Judson Director

/s/ KEITH D. GRINSTEIN	/s/ THOMAS LYNCH
Keith D. Grinstein Vice Chairman of the Board of Directors, and Director	Thomas Lynch Director

/s/ WILLIAM E. CONWAY, JR.	/s/ DENNIS M. WEIBLING
William E. Conway, Jr. Director	Dennis M. Weibling Director

/s/ TIMOTHY M. DONAHUE
Timothy M. Donahue Director